SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2002

EMCORE CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	0-22175	22-2746503

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Belmont Drive Somerset, New Jersey	08873

(Address of principal offices)	(Zip Code)

(732) 271-9090

Registrant’s telephone number, including area code

Not Applicable

(Former name or former Address, if Changed Since Last Report)

Item 5. Other Events.

     On March 14, 2002, EMCORE Corporation (the “Registrant”) filed the Press Release annexed hereto as Exhibit 99.1 which is incorporated herein by reference. The Press Release announced that on March 14, 2002 the Registrant, through its wholly owned subsidiariy TPS Acquisition Corporation, has acquired the Applied Solar Division of Tecstar, Inc. and Tecstar Power Systems, Inc. The acquisition agreement is more fully described in the Form S-4 filed by the Registrant on February 19, 2002.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.

Exhibits

99.1	Press Release of the Registrant dated March 14, 2002.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMCORE CORPORATION

(Registrant)

By: /s/ Thomas G. Werthan

Dated: March 28, 2002	Thomas G. Werthan Chief Financial Officer

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